EXHIBIT 10.36

PROMISSORY NOTE

$3,000,000.00		Birmingham, Alabama
May 6, 2004

FOR VALUE RECEIVED, the undersigned COMMUNITY BANCSHARES, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of FIRST COMMERCIAL BANK, an Alabama state banking corporation, having its principal office located in Birmingham, Alabama (hereinafter called the “Bank” or, together with any other holder of this Note, the “Holder”), at the office of the Bank at 800 Shades Creek Parkway, Birmingham, Alabama 35209, or at such other place as the Holder may designate, the principal sum of Three Million and No/100 Dollars ($3,000,000.00) or the aggregate unpaid principal sum advanced hereunder, whichever is less, in legal tender of the United States of America in immediately available funds at the place payment is due. Interest, payable as provided below, shall accrue on the unpaid balance of said sum from the date advanced until the earlier of the date repaid or maturity of this Note at a rate equal to the Prime Rate plus one-half percent (.5%) (the “Rate”). As used herein, the term “Prime Rate” means the rate designated by the Bank periodically as its Prime Rate. The Prime Rate may not be the Bank’s lowest lending rate. The rate of interest payable on the principal sum hereunder shall be adjusted concurrently with each change in the Prime Rate without requirement of notice to the Borrower of any such change. The Prime Rate on the date of this Note is four percent (4%). Interest shall be calculated at the foregoing rate on the basis of a 360-day year and the actual number of days elapsed.

Accrued interest on the unpaid balance of the principal balance hereof shall be due and payable on the first day of each month commencing June 1, 2004 and continuing until May 1, 2006, (the “Conversion Date”). Commencing on the date that is one month following the Conversion Date, the principal balance hereof and accrued interest thereon shall be repaid in thirty-five (35) consecutive monthly installments in the amount necessary to amortize the principal amount hereof at the Rate then in effect over a period of one hundred eighty (180) months, such payments commencing on June 1, 2006 and continuing on the same day of each month thereafter until May 1, 2009, at which time the entire unpaid principal balance hereof, together with all accrued interest and other charges, if any, thereon shall be due and payable.

The effective interest rate payable on this Note will be the Rate, subject to change whenever the Prime Rate changes. All payments, whenever made, shall apply first toward accrued interest, with the remainder of any payment applying toward principal. Should the effective interest rate be higher or lower than the Rate in effect on the date hereof, the monthly payment due from time to time may, at the discretion of the Bank, be adjusted based on the new Rate, the outstanding principal balance, and the number of years remaining on the original fifteen year amortization schedule. Should the monthly payment amount established at any time not be sufficient to pay accrued interest for any given month, then the shortfall amount will also be due on the monthly payment due date.

The unpaid balance of the principal sum, together with all other sums, if any, then owed by the Borrower hereunder, shall be due and payable on May 1, 2009

The Borrower promises to pay a late charge equal to five percent (5%) of the amount of any installment of principal or interest received more than ten (10) days after the due date thereof, provided, however, that such late charge shall not be less than $25.00 nor more than the maximum amount permitted by law. Interest, payable on demand, at the rate which is two percent (2%) per annum in excess of the Rate shall be due and payable on any sum, whether principal or interest, which remains unpaid for a period of ten days after the due date thereof.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any day on which the holder of this Note is legally closed to business, such payment shall be made on the next succeeding business day.

Time is of the essence with respect to the payment of every installment of principal and of interest hereunder and the performance of every other covenant made by the undersigned under this Note and under any agreement which secures the payment of this Note.

The Borrower may prepay this Note in full or in part at any time without premium or penalty.

This note is the Note referred to in, and is entitled to the security of that certain Loan and Security Agreement of even date herewith (hereinafter the “Loan Agreement”), executed and delivered to the Bank by the Borrower, to which Loan Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions upon which this Note may be prepaid or its maturity date accelerated.

The Borrower hereby waives demand, presentment, dishonor, notice of dishonor and any other requirement necessary to hold it obligated hereon, and waives all rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution and laws of the United States or of any state thereof. The Borrower hereby agrees that any collateral now or hereafter held for the obligations of the Borrower under this Note may hereafter be released, compromised, or exchanged, and that the Holder may fail to perfect its lien or security interest in such collateral or may permit the perfection of its lien or security interest in such collateral to lapse, all without in any way affecting or releasing the liability of the Borrower under this Note.

The Borrower agrees to pay all intangibles taxes, documentary stamp taxes, recording fees or taxes and other taxes and fees due to any governmental authority in connection with the execution and delivery of this Note or any other agreement that provides collateral for this Note. The Borrower agrees to pay all costs and expenses, including reasonable attorneys’ fee, incurred by the Holder of this Note in collecting or attempting to collect this Note after the occurrence of an Event of Default.

The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Note, under any agreement which provides collateral for this Note, or under applicable law. All rights and remedies of the Holder under this Note, under any such agreement providing collateral for this Note, and under applicable law shall be cumulative and may be exercised successively or concurrently. This Note shall be governed by and construed in accordance with the laws of the United States and of the State of Alabama. Any provision of this Note which shall be deemed to be unenforceable or invalid under any such law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

As additional collateral for the payment of this Note, the Borrower transfers, assigns, pledges, and sets over to the Holder, and grants the Holder a continuing lien upon, and security interest in, all deposits and credits which the Borrower may now or hereafter have with the Holder. The Holder is hereby authorized, at any time or times after the occurrence of an Event of Default and without prior notice, to apply such deposits and credits, in whole or in part and in such order as the Holder may elect, to the payment of, or as a reserve against, the obligations of the Borrower under this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as an instrument under seal on the date first above written.

COMMUNITY BANCSHARES, INC.,
a Delaware corporation

By:	/s/ Kerri C. Kinney
Kerri C. Kinney
Its Chief Financial Officer

LOAN AND SECURITY AGREEMENT

By

COMMUNITY BANCSHARES, INC.

With

FIRST COMMERCIAL BANK

May 6, 2004

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (“Agreement”) is made and entered into as of May 6, 2004 by and between COMMUNITY BANCSHARES, INC., a Delaware corporation (the “Borrower”), and FIRST COMMERCIAL BANK, an Alabama state banking corporation (the “Bank”);

W I T N E S S E T H:

The Borrower has requested the Bank to lend to the Borrower up to the sum of $3,000,000.00 on a term loan basis, and the Bank is willing to do so upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1. DEFINITIONS

As used herein:

“Affiliate” shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, or (ii) five percent (5%) or more of the equity interest of which is held beneficially or of record by the Borrower. The term “control” means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Loan and Security Agreement, as amended or supplemented from time to time.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Closing” means the time and place of actual execution and delivery of this Agreement.

“Collateral” is defined in Section 4.01 of this Agreement.

“Collateral Documents” means the documents specified in Section 3.01(B) and (C).

“Default” means any event described in Section 7.01.

“ERISA” means the Employee Retirement Security Act of 1974, as amended.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted principles of accounting in the United States in effect from time to time applied in a manner consistent with those used in preparing such financial statements as have theretofore been furnished to the Bank by the Borrower.

“Indebtedness” means all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

(A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

(B) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise:

(1) to purchase such indebtedness; or

(2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or

(3) to supply funds to or in any other manner invest in the debtor;

(C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

(D) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with Generally Accepted Accounting Principles, should not be reflected on the lessee’s balance sheet.

“Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof (including, without limitation, all bank regulatory agencies), or any court or similar entity established by any thereof.

“Loan” means the aggregate unpaid principal balance from time to time of the loan made to Borrower pursuant to Section 3.01 of this Agreement.

“Note” means the promissory note made by the Borrower to evidence the Borrower’s obligation to repay the Loan and the interest thereon.

“Obligations” means:

(A) The obligation of the Borrower to pay the principal of and interest on the Note in accordance with the terms thereof and to satisfy all of its other liabilities to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

(B) The Obligation of the Borrower to repay to the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and

(C) The Obligation of the Borrower to reimburse the Bank, on demand, for all of the Bank’s expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modifications, or enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B).

“Permitted Liens” means:

(A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

(B) Pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions or other social security programs;

(C) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

(D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, Contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(E) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

(F) Liens in favor of the Bank;

(G) Existing liens set forth or described on Exhibit A, attached hereto and made a part hereof;

(H) Purchase money security interests granted to secure not more than 90% of the purchase price of assets the purchase of which is permitted by Section 6.03(I)

(I) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower, or materially impair the use thereof in the operation of its business:

(1) Claims or liens for taxes, assessments or charges due and payable and subject to interest or penalty;

(2) Claims, liens and encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

(4) Adverse judgments on appeal if execution on such judgments has been effectively stayed.

“Person” means any individual, corporation, estate, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court, or government or political subdivision or agency thereof.

“Plan” means a defined benefit pension plan under ERISA for the Unfunded Plan Liabilities of which the Borrower could be held liable by the Pension Benefit Guaranty Corporation upon termination of the Plan.

“Pledge Agreement” means that agreement of even date herewith pursuant to which the Borrower shall pledge to the Bank and grant to the Bank a security interest in the Pledged Stock.

“Pledged Stock” means all of the issued and outstanding capital Stock of Community Bank, a wholly-owned subsidiary of Borrower.

“Potential Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Prime Rate” means the rate of interest designated by the Bank periodically as its Prime Rate. The Prime Rate is not necessarily the lowest interest rate charged by the Bank. The Prime Rate on the date of this Agreement is 4.0%.

“Rate” is defined in Section 2.05(A)(1) of this Agreement.

“Records” means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language, and all filing cabinets and other containers in which the foregoing is stored or maintained.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Subordinated Indebtedness” means all Indebtedness heretofore or hereafter incurred by the Borrower, the repayment of which is subordinated, in form and manner satisfactory to the Bank, to the Obligations. All existing Subordinated Indebtedness is so specified in Exhibit B, and copies of each instrument evidencing all Subordinated Indebtedness specified in Exhibit B are annexed thereto.

“Subsidiary” means any corporation of which more than twenty-five percent (25%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower. The current subsidiaries of the Borrower are Community Bank, Community Funding Corporation, 1st Community Credit Corporation and Community Insurance Corp.

“Total Capital” and “Tier 1 Capital” shall have the meanings ascribed to such terms under FIDCIA.

Section 1.01 Construction. All accounting terms used herein shall have their customary meanings under, and shall be construed in accordance with, GAAP.

Section 1.02 UCC Definitions. All other capitalized terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have their respective meanings under the Uniform Commercial Code of Alabama.

ARTICLE 2. THE LOAN

Section 2.01 General Terms. Subject to the terms hereof, the Bank will lend the Borrower the principal sum of $3,000,000.00 on a term basis.

Section 2.02 Disbursement of the Loan. The Bank will disburse the proceeds of the Loan by making payment to the Borrower’s deposit account with the Bank, by delivering the Bank’s check to the Borrower, or by such other means as the Borrower and the Bank may agree.

Section 2.03 The Note. At the time of the making of the Loan, the Borrower will execute and deliver the Note to the Bank to evidence the Borrower’s obligation to repay the Loan and the interest thereon.

Section 2.04 Payments of Principal and Interest. Payments of interest only at the Rate shall be due and payable on the first day of each month commencing June 1, 2004 and continuing until May 1, 2006. Thereafter, principal and interest on the Loan shall be repaid in thirty-five (35) consecutive monthly installments in the amount (subject to adjustment as set forth in the Note) necessary to amortize the principal amount of the Loan at the Rate then in effect over a period of one hundred eighty (180) months, such payments commencing on June 1, 2006 and continuing on the same day of each month thereafter until May 1, 2009, at which time the entire principal sum of the Note, if not sooner paid, together with all accrued but unpaid interest thereon and other charges (if any) due under the Note, shall be due and payable.

Section 2.05 Interest Rate.

(A) Interest on the Loan shall be calculated and paid as follows:

(1) Interest on the Loan will be payable at the rate (the “Rate”)equal to the Prime Rate in effect from time to time, plus one-half percent (.5%).

(2) Interest shall be calculated on the basis of a 360-day year, counting the actual numbered days elapsed.

(B) If, at any time, the Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable laws, then for such time as the Rate would be deemed excessive, its application shall be suspended and there shall be charged interest the maximum rate of interest permissible under such laws.

Section 2.06 Payment to the Bank. All sums payable to the Bank under the Loan shall be paid directly to the Bank in United States Dollars and immediately available funds at the place of payment. If the Bank shall send the Borrower statements of amounts due hereunder, such statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within thirty days of its receipt of any statement which it deems to be incorrect. At its sole discretion, the Bank may charge against any deposit account of the Borrower all of any part of any amount due hereunder.

Section 2.07 Prepayment. The Borrower may prepay the Loan in whole or in part at any time without premium or penalty.

ARTICLE 3. CONDITIONS PRECEDENT

The obligation of the Bank to make the Loans is subject to the following conditions precedent:

Section 3.01 Conditions to the Loan. Disbursement of the Loan is subject to the condition precedent that the Borrower shall have delivered to the Bank the following:

(A) The duly executed Note;

(B) The duly executed Pledge Agreement;

(C) The certificate or certificates representing the Pledged Stock, duly indorsed in blank;

(D) The financing statements required by Section 4.05;

(E) A copy (certified by the Borrower’s secretary as of the date of this Agreement) of resolutions of the Borrower’s board of directors authorizing the execution, delivery and performance of this Agreement, the Note, the Collateral Documents and each other document to be delivered pursuant hereto;

(F) A copy (certified by the Borrower’s secretary as of the date of this Agreement) of the Borrower’s bylaws;

(G) A certificate (dated the date of this Agreement) of the Borrower’s corporate secretary as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Note, the Collateral Documents and each other document to be delivered pursuant hereto;

(H) A copy, certified as of the date of this Agreement by the Borrower’s corporate secretary, of the Borrower’s certificates of incorporation, together with a certificate (dated the date of this Agreement) of the Borrower’s corporate secretary to the effect that such certificate of incorporation has not been amended;

(I) Certificates, as of the most recent dates practicable, of the secretary of state of the state of incorporation of the Borrower, the secretary of state of each state in which the Borrower is qualified as a foreign corporation and the department of revenue or taxation of each of the foregoing states, as to the good standing of the Borrower;

(J) A certificate, dated the date of this Agreement, signed by the president of the Borrower to the effect that:

(1) The representations and warranties set forth within Section 5.01 are true as of the date of the Closing;

(2) No Default or Potential Default hereunder has occurred as of such date; and

(3) There has been no material adverse change in the consolidated financial condition or business of the Borrower since December 31, 2003;

(K) A certificate of insurance in accordance with Section 6.01(D); and

(L) Such evidence as Bank shall require regarding the accuracy of the representations and warranties set forth in Article 5 hereof, including, without limitation, opinions of Borrower’s outside legal counsel, opinions and certificates of Borrower’s independent certified public accountants, surveys, appraisals, environmental audits by qualified environmental engineers selected by Bank, reports of other independent consultants selected by Bank, and certificates of the Borrower’s officers.

Section 3.02 Certain Events. At the time of the disbursement of the Loan:

(A) No Default or Potential Default shall have occurred and be continuing;

(B) No material adverse change shall have occurred in the financial condition of the Borrower since the date of this Agreement;

(C) The Collateral Documents shall have remained in full force and effect.

Section 3.03 Legal Matters. At the time of disbursement of the Loan, all legal matters incident thereto shall be satisfactory to Messrs. Wallace, Jordan, Ratliff & Brandt, LLC, counsel to the Bank.

ARTICLE 4. COLLATERAL SECURITY

Section 4.01 Composition of the Collateral. The property in which a security interest is granted pursuant to the provisions of Sections 4.02 and 4.03 is herein collectively called the “Collateral.” The Collateral, together with all of the Borrower’s other property of any kind held by the Bank, shall stand as one general, continuing collateral security for all Obligations and may be retained by the Bank until all Obligations have been satisfied in full.

Section 4.02 Rights in Property Held by the Bank. As security for the prompt satisfaction of all Obligations, the Borrower hereby assigns, transfers and sets over to the Bank all of its right, title and interest in and to, and grants the Bank a lien on and a security interest in, all amounts that may be owing from time to time by the Bank to the Borrower in any capacity, including, but without limitation, any balance or share belonging to the Borrower, of any deposit or other account with the Bank, which lien and security interest shall be independent of any right of set-off which the Bank may have.

Section 4.03 Rights in Pledged Stock. As further security for the prompt satisfaction of all Obligations, the Borrower hereby assigns to the Bank, and grants the Bank a lien upon and security interest in, all of the following property and rights of the Borrower, wherever such property and rights are located, and whether now owned or hereafter acquired, together with all replacements therefor and all proceeds (including, but without limitation, insurance proceeds) thereof:

(A) The Pledged Stock; and

(B) All Records pertaining to any of the Collateral.

Section 4.04 Priority of Liens. The foregoing liens shall be first and prior liens except for Permitted Liens.

Section 4.05 Financing Statements.

(A) The Borrower will:

(1) Consent to the filing of such financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Bank as the Bank may specify;

(2) Pay or reimburse the Bank for all costs and taxes of filing or recording the same in such public offices as the Bank may designate; and

(3) Take such other steps as the Bank may direct to perfect the Bank’s interest in the Collateral.

(B) In addition to the foregoing, and not in limitation thereof:

(1) A carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any public office in lieu thereof; and

(2) To the extent lawful, the Borrower hereby authorizes the Bank to file any financing statement and any amendment thereto in the name of the Borrower, and to perform all other acts that the Bank deems appropriate to perfect and continue its security interest in, and to protect and preserve, the Collateral.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

Section 5.01 Original. To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

(A) The Borrower is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware; the Borrower has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in the State of Alabama and any other jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary; the addresses of all places of business of the Borrower are as set forth in Exhibit C; and the Borrower has not changed its name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office within five (5) years and one (1) month prior to the date hereof, except as set forth in Exhibit C;

(B) The Borrower is not in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Note and the Collateral Documents will not (immediately, with the passage of time, the giving of notice, or both):

(1) Violate any provision of the certificate of incorporation or bylaws of the Borrower, or violate any laws or result in a default under any contract, agreement, or instrument to which the Borrower is a party or by which the Borrower or any of its property is bound; or

(2) Result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower, except in favor of the Bank;

(C) The Borrower has the power and authority to enter into and perform this Agreement, the Note and the Collateral Documents, and to incur the obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Note and the Collateral Documents;

(D) This Agreement, the Collateral Documents and the Note are valid, binding, and enforceable in accordance with their respective terms;

(E) Except as disclosed in Exhibit D hereto, there is no pending order, notice, claim, litigation, proceeding or investigation against or affecting the Borrower, whether or not covered by insurance, that would involve the payment of $10,000.00 or more if adversely determined;

(F) The Borrower has good and marketable title to all of its assets, subject to no security interest, encumbrance or lien, or claim of any third person except for Permitted Liens;

(G) The Borrower’s financial statements furnished to the Bank, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of the Borrower from December 31, 2003 to the date hereof;

(H) As of the date of this Agreement, the Borrower had no material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the December 31, 2003 financial statements or as disclosed in or permitted by this Agreement; the Borrower does not know and has no reasonable ground to know of any basis for the assertion against it as of the date hereof, of any material Indebtedness of any nature not fully reflected and reserved against in the December 31, 2003 financial statements;

(I) Except as otherwise permitted herein, the Borrower has filed all federal, state and local tax returns and other reports it is required by Laws to file prior to the date hereof and which are material to the conduct of its business, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books;

(J) Except as otherwise disclosed in Exhibit E hereto, or except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower, the Borrower has complied with all applicable Laws, including, without limitation, CERCLA with respect to:

(1) any restrictions, specifications, or other requirements pertaining to the services that Borrower performs;

(2) the conduct of its business; and

(3) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its businesses;

(K) No representation or warranty by the Borrower contained herein or in any certificate or other document furnished by any Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

(L) Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by the Borrower in connection with the execution and delivery of this Agreement, the Note and the Collateral Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

(M) All existing Indebtedness of the Borrower:

(1) for money borrowed; or

(2) under any security agreement, mortgage, or agreement covering the lease by the Borrower as lessee of real or personal property, is described in Exhibit F;

(N) Except as described in Exhibit G, hereto, the Borrower has no material lease, contract or commitment of any kind (such as employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; patent license agreements for future purchase or delivery of goods or rendering of services; bonus, pension and retirement plans; or accrued vacation pay, insurance and welfare agreements); all parties (including the Borrower) to all such material leases, contracts and other commitments to which the Borrower is a party have complied with the provisions of such leases, contracts and other commitments; no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default;

(O) The Borrower has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder’s fee as a result of the making of the Loans;

(P) The Defined Benefit Pension Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), of the Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred with respect to any such Plan.

Section 5.02 Survival. All of the representations and warranties set forth in Section 5.01 shall survive until all Obligations are satisfied in full.

ARTICLE 6. THE BORROWER’S COVENANTS

The Borrower does hereby covenant and agree with the Bank that, so long as any of the Obligations remain unsatisfied, it will comply with the following covenants:

Section 6.01 Affirmative Covenants.

Unless the Bank shall otherwise agree in writing, the Borrower shall abide by and perform the following covenants:

(A) The Borrower will use the proceeds of the Loans only to refinance existing indebtedness and for general working capital purposes, and will furnish the Bank such evidence as it may reasonably require with respect to such use.

(B) The Borrower will furnish the Bank:

(1) promptly after sending or making available or filing of the same, copies of all reports, proxy statements and financial statements that the Borrower sends or makes available to its stockholders and all registration statements and reports, including, without limitation, Forms 10Q and 10K, that the Borrower files with the Securities and Exchange Commission; and

(2) Such other reports and financial information as the Bank reasonably may require.

(C) the Borrower will maintain its Inventory, Equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all rental or mortgage payments due on such real estate. The Borrower hereby agrees that, in the event it fails to pay or cause to be paid any such payments, the Bank may pay such charges and the Borrower agrees to reimburse the Bank therefor upon demand.

(D) The Borrower will maintain, or cause to be maintained, public liability insurance, and fire and extended coverage insurance on all tangible assets owned by it, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to the Bank. All policies providing such insurance with respect to Collateral shall name the Bank as mortgagee or loss payee as its interest shall appear and shall contain a provision whereby they cannot be cancelled except after ten (10) days’ written notice to the Bank. The Borrower will furnish to the Bank such evidence of insurance as the Bank may require. The Borrower hereby agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance, the Bank may purchase such insurance and the Borrower agrees to reimburse the Bank therefor upon demand. The Borrower hereby assigns to the Bank any returned or unearned premiums that may be due the Borrower upon cancellation of any such policies for any reason whatsoever and directs the insurers to pay the Bank any amounts so due. The Bank is hereby appointed the Borrower’s attorney-in-fact (without requiring the Bank to act as such) to endorse any check or draft which may be payable to the Borrower to collect such returned or unearned premiums or the proceeds of such insurance, and any amount so collected may be applied by the Bank, at its election, to replace or repair the lost or damaged collateral or toward satisfaction of any of the Obligations.

(E) The Borrower will pay or cause to be paid when due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; but the Borrower shall pay or cause to be paid all such taxes, assessments, charges or levied forthwith whenever foreclosure on any lien that has attached (or any security therefor) appears imminent.

(F) The Borrower will maintain a Total Capital ratio of ten percent (10%) or greater, and a Tier 1 Capital ratio of six percent (6%) or greater, as reported quarterly in the Borrower’s Forms 10-Q and 10-K.

(G) The Borrower will, when requested so to do, make available for inspection by duly authorized representatives of the Bank any of its books and records, and any of its offices, plants, warehouses and other facilities, and will furnish the Bank any information regarding its business affairs and financial condition within a reasonable time after written request therefor.

(H) The Borrower will take, and cause its Subsidiaries to take, all necessary steps to preserve their corporate existence and franchises and comply in all material respects with all present and future Laws applicable to them in the operation of their respective businesses, and all material agreements to which they are subject.

(I) The Borrower will maintain a depository account with the Bank.

(J) The Borrower will give prompt notice to the Bank of the institution of any suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property or business.

(K) Within ten (10) days of the Bank’s request therefor, the Borrower will furnish the Bank with copies of federal income tax returns filed by the Borrower.

(L) The Borrower will pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Borrower. If default be made by the Borrower in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the Bank shall have the right, in its discretion, to pay such interest or principal for the account of the Borrower and be reimbursed by the Borrower therefor. Notwithstanding the foregoing, Borrower has informed the Bank that it intends to use part of the proceeds of the Loan to prepay the remaining balance on its Subordinated Promissory Note dated as of October 4, 1994 to Jeffrey K. Cornelius. Borrower has also informed the Bank that it has exercised its rights under the Indenture dated as of March 23, 2000 between Borrower and the Bank of New York to defer interest payments for up to ten consecutive semi-annual periods, that it may exercise such deferral rights again in the future, and that it is negotiating with the trustee and the security holders under such Indenture for a possible restructure or prepayment of such indebtedness. The Bank hereby expressly acknowledges and agrees that the situations so disclosed to the Bank in this paragraph do not and will not be considered to be a breach of the representations and warranties contained in Section 5.01(B) of this Agreement, a violation of the covenants contained in this paragraph or Section 6.02(F), or an Event of Default pursuant to Section 7.01(C).

(M) The Borrower will notify the Bank immediately if it becomes aware of the occurrence of any Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or the failure of the Borrower to observe any of its undertakings hereunder.

(N) The Borrower will notify the Bank thirty (30) days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business.

(O) The Borrower will:

(1) fund all its Defined Benefit Pension Plans in accordance with no less than the minimum funding standards of Section 302 of ERISA;

(2) furnish the Bank, promptly after the filing of the same, with copies of all reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to all such Plans; and

(3) promptly advise the Bank of the occurrence of any Reportable Event or Prohibited Transaction (as defined in ERISA) with respect to any such Plan.

(P) The Borrower will comply with all applicable present and future local, state and federal environmental laws and regulations; notify the Bank immediately if any “hazardous substance” is released, discharged, stored, or discovered on any real or personal property owned or leased by Borrower, and permit the Bank from time to time to perform tests (including soil tests and ground water tests) for “hazardous substances” on any real or personal property owned or leased by Borrower (as all of the quoted terms are defined in CERCLA).

Section 6.02 Negative Covenants.

Unless the Bank shall otherwise agree in writing, the Borrower shall abide by the following covenants:

(A) The Borrower will not change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock; provided, however, that the Borrower may enter into a change of domicile merger whereby the Borrower will merge into a newly-formed Alabama corporation, which Alabama corporation shall be the surviving corporation, to effect a change in the Borrower’s corporate domicile from Delaware to Alabama. This proposed merger will be considered by the Borrower’s shareholders at the next annual meeting scheduled for June 24, 2004, and the Borrower shall give the Bank prompt notice of the status of the proposed merger.

(B) The Borrower will not sell, transfer, lease or otherwise dispose of all or (except sales and leases of Inventory in the ordinary course of business) any material part of its assets.

(C) The Borrower will not mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens.

(D) The Borrower will not become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person, except for the endorsement of commercial paper for deposit or collection in the ordinary course of business.

(E) The Borrower will not incur, create, assume, or permit to exist any Indebtedness except:

(1) the Loans;

(2) existing Indebtedness as set forth in Exhibit F;

(3) trade indebtedness incurred in the ordinary course of business;

(4) contingent Indebtedness permitted by Section 6.02(D);

(5) Indebtedness secured by Permitted Liens; and

(6) Lease obligations permitted by Section 6.02(G).

(F) The Borrower will not prepay any Subordinated Indebtedness, Indebtedness for borrowed money, or Indebtedness secured by any of its assets (except the Obligations), or enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified.

(G) The Borrower will not furnish the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

(H) The Borrower will not directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

(I) The Borrower will not enter into any transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s business and upon terms found by its board of directors to be fair and reasonable and no less favorable to the Borrower than would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

ARTICLE 7. DEFAULT

Section 7.01 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(A) The Borrower shall fail to pay any installment of principal or interest or fee payable hereunder or under the Note within ten (10) days following the date thereof.

(B) The Borrower shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under the Note, or any of the Collateral Documents, and such failure shall continue for ten (10) days after:

(1) notice of such failure from the Bank; or

(2) the Bank is notified of such failure or should have been so notified pursuant to the provisions of Section 6.01(M), whichever is earlier.

(C) The Borrower shall fail to pay any Indebtedness due any third Persons and such failure shall continue beyond any applicable grace period, or the Borrower shall suffer to exist any other event of default under any material agreement binding the Borrower.

(D) Any financial statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement, or as an inducement to the Bank to enter into this Agreement, or in any separate statement or document to be delivered hereunder to the Bank, shall be materially false, incorrect, or incomplete when made.

(E) The Borrower shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of its or any of its creditors.

(F) Proceedings in bankruptcy, or for reorganization of the Borrower or for the readjustment of any of its debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by the Borrower or shall be commenced against it and shall not be discharged within thirty (30) days of their commencement.

(G) A receiver or trustee shall be appointed for the Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution of or the full or partial liquidation of the Borrower and such receiver or trustee shall not be discharged within thirty (30) days of his appointment, or such proceedings shall not be discharged within thirty (30) days of their commencement or the Borrower shall discontinue business or materially change the nature of its business.

(H) The Borrower shall suffer final judgments for payment of money aggregating in excess of $10,000.00 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed.

(I) A judgment creditor of the Borrower shall obtain possession of any of the Collateral by any means, including, but without limitation, levy, distraint, replevin or self-help.

(J) Any obligee of Subordinated Indebtedness shall fail to comply with the subordination provisions of the instruments evidencing such Subordinated Indebtedness.

Section 7.02 Acceleration. Immediately and without notice upon the occurrence of an Event of Default specified in the foregoing Section 7.01 all Obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind.

Section 7.03 Remedies. After any acceleration, as provided for in Section 7.02, the Bank shall have, in addition to the rights and remedies given it by this Agreement, the Note and the Collateral Documents, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Collateral Documents, or as required by Law and which cannot be waived) or demand whatsoever to the Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), the Bank shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to the Borrower at least five (5) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as the Bank shall designate. At any such sale or other disposition, the Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower, which right is hereby waived and released.

Without limiting the generality of any of the rights and remedies conferred upon the Bank under this paragraph, the Bank may, to the full extent permitted by applicable Laws:

(A) Enter upon the premises of the Borrower, exclude therefrom the Borrower or any affiliate thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

(B) At the Bank’s option, use, operate, manage and control the Collateral in any lawful manner;

(C) Collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and

(D) Maintain, repair, renovate, alter or remove the Collateral as the Bank may determine in its discretion.

ARTICLE 8. MISCELLANEOUS

Section 8.01 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other notes, guaranty, pledge or security agreements in accordance with their respective terms.

Section 8.02 Further Assurance. From time to time, the Borrower will execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the Borrower’s status and affairs.

Section 8.03 Enforcement and Waiver by the Bank. The Bank shall have the right at all times to enforce the provisions of this Agreement and the Collateral Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

Section 8.04 Expenses of the Bank. The Borrower will, on demand, reimburse the Bank for all expenses, including the reasonable fees and expenses of legal counsel for the Bank, incurred in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the Collateral Documents and the collection or attempted collection of the Note.

Section 8.05 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed received if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or facsimile, as follows, unless such address is changed by written notice hereunder:

(A)	If to the Borrower:

Community Bancshares, Inc.

68149 Main Street

P.O. Box 1000

Blountsville, Alabama 35031

Attention: Patrick M. Frawley

Fax: (205) 429-5519

With copy to:

Community Bancshares, Inc.

68149 Main Street

P.O. Box 1000

Blountsville, Alabama 35031

Attention: William H. Coughran, Jr., Esq.

Fax: (205) 429-5519

(B)	If to the Bank:

First Commercial Bank

800 Shades Creek Parkway

Birmingham, Alabama 35209

Attention: President

Fax: (205) 868-4898

With copy to:

Michael J. Brandt, Esq.

Wallace, Jordan, Ratliff & Brandt, LLC

800 Shades Creek Parkway, Suite 400

Birmingham, Alabama 35209

Fax: (205) 871-7534

Section 8.06 Waiver; Release and Indemnity by the Borrower. To the maximum extent permitted by applicable Laws, the Borrower:

(A) Waives:

(1) protest of all commercial paper at any time held by the Bank on which the Borrower is in any way liable; and

(2) notice and opportunity to be heard, after acceleration in the manner provided in Section 7.02, before exercise by the Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower and except where required hereby or by any applicable Laws which requirement cannot be waived, notice of any other action taken by the Bank; and

(B) Releases the Bank and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except for willful misconduct.

(C) Indemnifies the Bank and its officers, directors, agents and attorneys against, and agrees to hold Bank and all of such other persons harmless from any claims, demands, liabilities, costs, damages, and judgments (including, without limitation, liability under CERCLA, and costs of defense and attorneys’ fees) resulting from any representation or warranty made by the Borrower or on the Borrower’s behalf pursuant to Article 5 of this Agreement having been false when made, or resulting from the Borrower’s breach of any of the covenants set forth in Article 6 of this Agreement. This Agreement of indemnity shall be a continuing agreement and shall survive payment of the Loan, the Note and termination of this Agreement.

Section 8.07 Participation. Notwithstanding any other provision of this Agreement, the Borrower understands that the Bank may enter into participation agreements with participating banks whereby the Bank will allocate certain percentages of its commitment to them. The Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with the Bank only and that its obligations under this Agreement are undertaken for the benefit of, and as an inducement to each of any such participating banks as well as the Bank, and the Borrower hereby grants to each such participating bank, to the extent of its participation in the Loan, the right to set off deposit accounts maintained by the Borrower with such bank.

Section 8.08 Applicable Law; Jurisdiction and Venue. The substantive Laws of the United States and the State of Alabama shall govern the construction of this Agreement and the documents executed and delivered pursuant hereto, and the rights and remedies of the parties hereto and thereto. The Borrower hereby consents to the jurisdiction of the State of Alabama, and agrees that venue for any dispute relating to or arising out of the transaction contemplated by this Agreement shall lie exclusively in an appropriate state or federal court located in Jefferson County, Alabama.

Section 8.09 Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

Section 8.10 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 8.12 Extension and Renewal. The Revolving Loan may, in the sole and absolute discretion of the Bank, be renewed or extended beyond the Revolving Loan Termination Date by notice to the Borrower given on or prior to the maturity date of the Revolving Note. Any such renewal or extension shall be upon the terms and subject to the conditions stated in such notice. In the absence of such extension or renewal, the obligations of the Bank hereunder with respect to the Revolving Loan shall terminate on the Revolving Loan Termination Date.

Section 8.13 Seal. This Agreement is intended to take effect as an instrument under seal.

Section 8.14 Waiver of Trial By Jury. EACH OF THE BORROWER AND THE BANK HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT, THE NOTE, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF EITHER PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE BORROWER AND THE BANK AGREE THAT EITHER OR BOTH OF THEM MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

/s/ KCK	/s/ JWB
Initial of Officer for Borrower	Initial of Officer for Bank

IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Agreement as of the day and year first above written.

COMMUNITY BANCSHARES, INC., a Delaware corporation

By:	/s/ Kerri C. Kinney
Kerri C. Kinney Its Chief Financial Officer

FIRST COMMERCIAL BANK

By:	/s/ James W. Brunstad
James W. Brunstad Its Senior Vice President

STOCK PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, made this 6th day of May, 2004, by COMMUNITY BANCSHARES, INC., a Delaware corporation (“Borrower”) with FIRST COMMERCIAL BANK, an Alabama state banking corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, has executed and delivered to the Bank a certain Promissory Note in the principal amount of $3,000,000.00 (the “Note”), and that certain Loan and Security Agreement (the “Loan Agreement”), each of even date herewith. As an inducement to the Bank to make the loan provided for therein, the Borrower agreed to execute this Pledge Agreement and, pursuant hereto, to pledge the Pledged Stock, as defined in this Pledge Agreement, as security for the prompt payment and performance of all obligations under the Note and Loan Agreement (the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. (a) The term “Pledged Stock” means the shares of stock described in Schedule I hereto, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all the foregoing, now or hereafter owned or acquired by Borrower.

(b) The term “Event of Default” means the occurrence of any Default under the Note or Loan Agreement.

2. (a) As security for the prompt payment and performance of the Obligations, and as security for the prompt payment of Borrower’s obligations under the Loan Agreement, Borrower hereby pledges to Lender the Pledged Stock and grants to the Lender a lien on and security interest therein.

(b) Except as otherwise provided in subparagraph (d) below, if Borrower shall become entitled to receive or shall receive, in connection with any of the Pledged Stock, any:

(i) Stock certificate, including, but without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

(ii) Option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the Pledged Stock, or otherwise;

(iii) Dividend or distribution payable in property, including securities issued by other than the issuer of any of the Pledged Stock; or

(iv) Dividends or distributions of any sort, then:

Borrower shall accept the same as Lender’s agent, in trust for Lender, and shall deliver them forthwith to Lender in the exact form received with, as applicable, Borrower’s endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by Lender, subject to the terms hereof, as part of the Pledged Stock.

(c) At any time Lender, at its option, may have any or all of the Pledged Stock registered in its name or that of its nominee, and Borrower hereby covenants that, upon Lender’s request, Borrower will cause the issuer of the Pledged Stock to effect such registration. If that shall be done prior to the occurrence of an Event of Default, Borrower shall nevertheless retain all voting rights with respect to the Pledged Stock and all right to receive cash dividends paid out of earned surplus, and, for that purpose, Lender shall execute and deliver to Borrower all necessary proxies and shall endorse without recourse and deliver to Borrower all checks representing such dividends as and when received. Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Pledged Stock shall have been registered in the name of Lender or its nominee, Lender or its nominee shall have, with respect to the Pledged Stock, all other corporate rights, and all conversion, exchange, subscription and other rights, privileges and options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Pledged Stock, and, in connection therewith, to deliver any of the Pledged Stock to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

(d) Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to receive for its own use cash dividends on the Pledged Stock paid out of earned surplus. Upon the occurrence of an Event of Default, Lender may require any such cash dividends to be delivered to the Lender as additional security hereunder or to be applied toward the payment or performance of the Obligations.

(e) Upon the occurrence of an Event of Default, Lender may, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Stock or any part thereof, and may forthwith sell or otherwise dispose of and deliver the Pledged Stock, or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of Lender’s offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Stock purchase the shares constituting the Pledged Stock for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to Lender or any purchaser to purchase upon any such sale the whole or any part of the Pledged Stock free of any right or equity of redemption in Borrower, which right or equity is hereby expressly waived and released.

(f) The proceeds of any such disposition or other action by Lender shall be applied as follows:

(i) First, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Stock or in any way relating to the rights of Lender hereunder, including brokers’ fees and reasonable attorneys’ fees and legal expenses;

(ii) Second, to the payment and performance of the Obligations;

(iii) Third, to the payment of any other amounts required by applicable law (including, without limitation, Section 7-9A-615 of the Uniform Commercial Code of Alabama); and

(iv) Fourth, to Borrower or its transferee, to the extent of any surplus proceeds.

(g) Lender need not give more than five days’ notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Borrower hereby deems reasonable.

(3) Borrower represents and warrants that:

(a) It has, and has duly exercised, all requisite power and authority to enter into this Pledge Agreement, to pledge the Pledged Stock for the purposes described in paragraph 2(a), and to carry out the transactions contemplated by this Pledge Agreement;

(b) It is the legal and beneficial owner of all of the Pledged Stock;

(c) The shares of the Pledged Stock constitute all of the issued and outstanding shares of the issuer thereof, and there are no outstanding warrants, options, rights or other commitments (including, but without limitation, convertible note or securities) entitling any person to purchase or otherwise acquire any such shares;

(d) All of the shares of the Pledged Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by Borrower free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for that granted hereunder;

(e) The execution and delivery of this Pledge Agreement, and the performance of its terms, will not result in any violation of any provision of Borrower’s certificate of incorporation or bylaws, or violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to Borrower or any of its property; and

(f) Upon delivery of the Pledged Stock to Lender or its agent, this Pledge Agreement shall create a valid first lien upon and perfected security interest in the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of Borrower which would include the Pledged Stock.

(4) (a) Borrower hereby covenants that, until all of the Obligations have been paid and performed in full, it will not:

(i) Sell, convey, or otherwise dispose of any of the Pledged Stock or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Stock or the proceeds thereof, other than that created hereby; or

(ii) Consent to or approve the issuance of any additional shares of any class of capital stock in the issuer of the Pledged Stock; or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares.

(b) Borrower warrants and will at its own expense, defend Lender’s right, title, special property and security interest in and to the Pledged Stock against the claims of any person, firm, corporation or other entity.

(5) (a) If Lender shall elect to exercise its right to sell or otherwise dispose of all or any part of the Pledged Stock, and if, in the opinion of counsel for Lender, it is necessary to obtain the consent and approval of any federal or state banking regulatory agency, or to have the Pledged Stock or that portion thereof to be sold registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), Borrower will use its best efforts to assist Lender in obtaining such regulatory approval and to cause:

(i) The issuer of the Pledged Stock, its directors and officers, to take all action necessary to register the Pledged Stock or that portion thereof to be disposed of under the provisions of the Securities Act, at Borrower’s expense;

(ii) The registration statement relating thereto to become effective and to remain so for not less than one year from the date of the first public offering of the Pledged Stock or that portion thereof so to be disposed of, and to make all amendments thereto and to the related prospectus which, in the opinion of Lender or its counsel are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

(iii) The issuer of the Pledged Stock to comply with the provisions of the “Blue Sky” law of any jurisdiction which Lender shall designate; and

(iv) The issuer of the Pledged Stock to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months but not more than eighteen months beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Borrower acknowledges that a breach of any of the covenants contained in paragraph 5(a) above may cause irreparable injury to Lender; that Lender will have no adequate remedy at law with respect to such breach, and, as a consequence, that Borrower’s covenants in paragraph 5(a) shall be specifically enforceable against Borrower.

(c) Notwithstanding the foregoing, Borrower recognizes that Lender may be unable to effect a public sale of all or a part of the Pledged Stock and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Stock for their own account, for investment and not with a view to the distribution or resale thereof. Borrower acknowledges that any such private sale may be at prices and on terms less favorable to Lender than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Lender has no obligation to delay sale of any Pledged Stock to permit the issuer thereof to register it for public sale under the Securities Act.

(6) Borrower will promptly deliver to Lender all written notices, and will promptly give Lender written notice of any other notices, received by it with respect to Pledged Stock, and Lender will promptly give like notice to Borrower of any such notices received by it or its nominee.

(7) Borrower shall at any time, and from time to time, upon the written request of Lender, execute and delivery such further documents and do such further acts and things as Lender may reasonably request to effect the purposes of this Pledge Agreement, including, without limitation, delivering to Lender upon the occurrence of any Event of Default irrevocable proxies with respect to the Pledged Stock in form satisfactory to Lender. Until receipt of such separate proxies, this Pledge Agreement shall constitute Borrower’s proxy to Lender or its nominee to vote all shares of Pledged Stock then registered in Borrower’s name.

(8) Upon the payment and performance in full of all Obligations and the payment and performance of all additional costs and expenses of Lender as provided herein, this Pledge Agreement shall terminate and Lender shall deliver to Borrower, at Borrower’s expense, such of the Pledged Stock as shall not have been sold or otherwise applied pursuant to this Pledge Agreement.

(9) (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, Lender shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it or tendering surrender of it to Borrower.

(b) No course of dealing between Borrower and Lender, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Lender hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) The rights and remedies provided herein and in the Loan Agreement and in all other agreements, instruments, and documents delivered pursuant to or in connection with the Note, are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

(d) The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement in any jurisdiction.

(10) This Pledge Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

(11) This Pledge Agreement shall be construed in accordance with the substantive law of the State of Alabama without regard to principles of conflicts of law and is intended to take effect as an instrument under seal.

IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the date and year first above written.

COMMUNITY BANCSHARES, INC., a Delaware corporation

By:	/s/ Kerri C. Kinney
Kerri C. Kinney Its Chief Financial Officer

Accepted at Birmingham, Alabama

FIRST COMMERCIAL BANK

By:	/s/ James W. Brunstad
James W. Brunstad Its Senior Vice President

Dated: May 6, 2004

SCHEDULE I

PLEDGED STOCK

Issuer	No. of Shares	Certificate No.
Community Bank	38,778	1